UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Facility

On March 4, 2022, Viasat, Inc. (“Viasat”) entered into the Credit Agreement by and among Viasat (as borrower), Bank of America, N.A. (as administrative agent and collateral agent) and the other lenders party thereto (the “Term Loan Agreement”), providing for a $700.0 million term loan facility, which was fully drawn at closing and matures in March 2029. Proceeds from the term loan borrowings will be used primarily to repay all outstanding borrowings under the Revolving Credit Agreement (as defined below) and for general corporate purposes.

Borrowings under the Term Loan Agreement are required to be repaid in quarterly installments of $1.75 million each, which commence on September 30, 2022, followed by a final installment of $654.5 million at maturity.

Borrowings under the Term Loan Agreement bear interest, at Viasat’s option, at either (1) a base rate equal to the greater of the administrative agent’s prime rate as announced from time to time, the federal funds effective rate plus 0.50%, and the forward-looking SOFR term rate administered by CME for a one-month interest period plus 1.00%, subject to a floor of 1.50% for the initial term loans, plus an applicable margin of 3.50%, or (2) the forward-looking SOFR term rate administered by CME for the applicable interest period, subject to a floor of 0.50% for the initial term loans, plus an applicable margin of 4.50%.

Borrowings under the Term Loan Agreement are required to be guaranteed by certain significant domestic subsidiaries of Viasat (as defined in the Term Loan Agreement) and secured by substantially all of Viasat’s and any such subsidiary’s assets. The Term Loan Agreement contains covenants that restrict, among other things, the ability of Viasat and its restricted subsidiaries to incur additional debt, grant liens, sell assets, make investments, pay dividends and make certain other restricted payments. The Term Loan Agreement also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the administrative agent may declare all outstanding amounts under the Term Loan Agreement immediately due and payable.

Certain of the lenders under the Term Loan Agreement, and their respective affiliates, have performed, and may in the future perform, for Viasat and its affiliates various commercial banking, investment banking, financial advisory or other services (including in connection with the Revolving Credit Agreement) for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The description of the Term Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Loan Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Sixth Amendment to Revolving Credit Facility

On March 4, 2022, Viasat entered into the Sixth Amendment to Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated as of November 26, 2013, with MUFG Union Bank, N.A. (as administrative agent and collateral agent) and the other lenders party thereto (as amended, the “Revolving Credit Agreement”). The Amendment, among other matters, provides additional covenant flexibility under the Revolving Credit Agreement.

Borrowings under the Revolving Credit Agreement bear interest, at Viasat’s option, at either (1) the highest of the federal funds rate plus 0.50%, the Eurodollar rate plus 1.00%, or the administrative agent’s prime rate as announced from time to time, or (2) the Eurodollar rate, plus, in the case of each of (1) and (2), an applicable interest margin that is based on Viasat’s total leverage ratio. The Revolving Credit Agreement is required to be guaranteed by certain significant domestic subsidiaries of Viasat (as defined in the Revolving Credit Agreement) and secured by substantially all of Viasat’s and any subsidiary guarantor’s assets. As of the date hereof, none of Viasat’s subsidiaries guaranteed the Revolving Credit Agreement.

The Revolving Credit Agreement contains financial covenants regarding a maximum total leverage ratio and a minimum interest coverage ratio. In addition, the Revolving Credit Agreement contains covenants that restrict, among other things, the ability of Viasat and its restricted subsidiaries to incur additional debt, grant liens, sell assets, make investments and acquisitions, make capital expenditures, pay dividends and make certain other restricted payments. The Revolving Credit Agreement also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding amounts under the Revolving Credit Agreement immediately due and payable, and may terminate commitments to make any additional advances thereunder.

Certain of the lenders under the Revolving Credit Agreement, and their respective affiliates, have performed, and may in the future perform, for Viasat and its affiliates various commercial banking, investment banking, financial advisory or other services (including in connection with the Term Loan Agreement) for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Credit Agreement, dated as of March 4, 2022, by and among Viasat, Inc., Bank of America, N.A. (as administrative agent and collateral agent), and the other lenders party thereto.
10.2	Sixth Amendment to Credit Agreement, dated as of March 4, 2022, by and among Viasat, Inc., MUFG Union Bank, N.A. (as administrative agent and collateral agent), and the other lenders party thereto.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: March 4, 2022	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel